[Letterhead of Reiber, Kenlan,
Schwiebert, Hall & Facey]

November 22, 1996

American Skiing Company
P.O. Box 450
Bethel, ME 04217

Re:  Registration Statement on Form S-4
-- File No. 333-9763

Ladies and Gentlemen:

     We have acted as special local
Vermont counsel to Sugarbush Resort
Holdings, Inc., Sugarbush Leasing
Company, Sugarbush Restaurants, Inc.,
Killington, Ltd., Mount Snow, Ltd.,
Mountain Wastewater Treatment, Inc.,
Killington Restaurants, Inc., Dover
Restaurants, Inc., Resorts Technologies,
Inc., Resort Software Services, Inc.,
Deerfield Operating Company, and Pico
Ski Area Management Company, each a
Vermont corporation (the "Subsidiaries"
and each a "Subsidiary") in connection
with the issuance of the Subsidiary
Guarantees and the Subordinated Note
Subsidiary Guarantees by certain of the
Guarantors of the obligations of
American Skiing Company as evidenced by
the New Notes and the New Subordinated
Notes.  Terms in the opinion given
herein are defined in the Registration
Statement dated August 8, 1996
pertaining to the American Skiing
Company $120,000,000 12% Senior
Subordinated Notes due 2006 and
$39,132,000 of 13 3/4% Subordinated
Discount Notes due 2007 (the "Notes").

     The opinion given herein is
retrospective as of June 28, 1996 and is limited to the laws of the State of Vermont as they relate to the corporate authority of the Subsidiaries to issue the Subsidiary Guaranteesand the
SubordinatedNoteSubsidiary Guarantees.
We express no opinion with respect to
federal laws or securities laws or
regulations.

     In rendering the following opinion,
we have examined the following
documents:

     (i)  A copy of the Subsidiary
          Guarantee attached as Exhibit
          D to a copy of the executed
          Indenture and Article 11 of
          the Indenture;

     (ii) A copy of the Subordinated
          Note Subsidiary Guarantee
          attached as Exhibit D to a
          copy of the executed
          Subordinated Note Indenture
          and Article 11 of the
          Subordinated Note Indenture;

     (iii)     A copy of the Articles of
          Incorporation of each of the
          Subsidiaries and all
          amendments thereto (the
          "Articles"), as certified by
          the Clerk of each of the
          Subsidiaries as of June 28,
          1996;

     (iv) A copy of the By-Laws of each
          of the Subsidiaries (the "By-
          laws"), as certified by the
          Clerk of each of the
          Subsidiaries as of June 28,
          1996;

     (v)  A copy of the Unanimous
          Consent of the sole director
          of each of the Subsidiaries,
          certified by the Clerk of each
          of the Subsidiaries as being
          adopted on June 28, 1996, with
          respect to the authority to
          issue, and the execution and
          delivery of the documents
          necessary to guaranty the
          indebtedness incurred by
          American Skiing Company;

     (vi) A certification by the
          Treasurer of each of the
          Subsidiaries with respect tot
          he consideration for the
          Subsidiary Guarantees and the
          Subordinated Note Subsidiary
          Guarantees; and

     In rendering the following opinion,
     we have made the following
     assumptions:

     (a)  The Trustee has, or as of the
          delivery thereof shall have,
          authenticated the Notes, the
          Subordinated Notes, the New
          Notes and the New Subordinated
          Notes; and

     (b)  The Subsidiary Guarantees and
          the Subordinated Note
          Subsidiary Guarantees have
          been executed in the form of
          the copies presented to and
          reviewed by us.

     Based upon the foregoing and
subject to the further qualifications
set forth below, it is our opinion that
the Subsidiary Guarantees and the
Subordinated Note Subsidiary Guarantees
issued with respect to the New Notes and the New Subordinated Notes, respectively, by each of the
Subsidiaries, will, when issued, be
legally issued by each of the
Subsidiaries as a matter of Vermont
corporate law.  We render no opinion as
to the enforceability of any obligation
of any Subsidiary (including the
Subsidiary Guarantees and the
Subordinated Note Subsidiary
Guarantees), or the effect of
bankruptcy, insolvency, reorganization,
moratorium or other laws or rules of law or equity affecting the enforcement generally of creditors rights and remedies, the discretion of the court before which equitable relief is requested, and laws related to fraudulent transfers or conveyances, preferences and equitable subordination.

     We consent to being named in the
above-captioned Registration Statement
and Prospectus under the caption "Legal
Matters" as counsel who are passing upon the validity of issuance of such Subsidiary Guarantees and Subordinated
Note Subsidiary Guarantees by each of
the Subsidiaries and to your filing
copies of this letter as an Exhibit to
such Registration Statement.

     REIBER, KENLAN, SCHWIEBERT, HALL &
     FACEY, P.C.


     By: /s/ REIBER, KENLAN, SCHWIEBERT,
     HALL & FACEY, P.C.
     Its Partner